Exhibit 99.1

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the secondary offering of 6,189,794 shares of Spirit AeroSystems Holdings, Inc.’s class A common stock, par value $0.01 per share, registered pursuant to a registration statement on Form S-3 (File No. 333-173369) filed on April 7, 2011, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission Registration Fee.

Securities and Exchange Commission Registration Fee	$22,817.17	(1)
Legal Fees and Expenses	275,000
Accounting Fees and Expenses	35,000
Printing and Delivery Expenses	30,000
Transfer Agent and Registrar Fees	5,000
Miscellaneous Fees and Expenses	175,000

Total	$542,817.17

(1)         Previously disclosed.